Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
 U.S. Registered Funds (Name of Fund, Aladdin Ticker):

BlackRock Municipal 2020 Term Trust (BKK)
BlackRock Municipal 2018 Term Trust (BPK)
BlackRock New Jersey Municipal Bond Fund of BlackRock
Multi-State Municipal (BR-NJMUNI)
BlackRock Municipal Income Quality Trust (BYM)
BlackRock MuniEnhanced Fund, Inc. (MEN)
BlackRock MuniYield New Jersey Quality Fund, Inc. (MJI)
BlackRock MuniYield Quality Fund II, Inc. (MQT)
BlackRock MuniYield Quality Fund, Inc. (MQY)
BlackRock MuniHoldings New Jersey Quality Fund, Inc. (MUJ)
BlackRock MuniVest Fund, Inc. (MVF)
BlackRock MuniYield Quality Fund III, Inc. (MYI)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Bond Trust (BBK)
BlackRock Municipal Income Trust (BFK)
BlackRock Investment Quality Municipal Trust (BKN)
BlackRock Municipal Income Trust II (BLE)
BlackRock High Yield Municipal Fund (BR-HYMUNI)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock MuniHoldings Fund, Inc. (MHD)
BlackRock MuniHoldings Fund II, Inc. (MUH)
BlackRock MuniVest Fund II, Inc. (MVT)
BlackRock MuniYield Fund, Inc. (MYD)
BlackRock Municipal Bond Investment Trust (BIE)
BlackRock New Jersey Municipal Bond Trust (BLJ)
BlackRock New Jersey Municipal Income Trust (BNJ) iShares National AMT-Free Muni Bond ETF (ISHMUNI)
BlackRock MuniYield New Jersey Fund, Inc. (MYJ)
BlackRock Municipal Target Term Trust (BTT2)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
11-14-2014

Security Type:
BND/MUNI


Issuer
NEW JERSEY TRANSPORTATION TRUST FUND AUTHORITY-
TRANSPORTATION PROGRAM BONDS 2014 Series AA

Selling Underwriter
MERRILL LYNCH, PIERCE, FENNER & SMITH

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Bank of America Merrill Lynch, Barclays
Capital Inc.,  Janney Montgomery Scott
LLC,FTN Financial Capital Markets, Mesirow
Financial Inc., Morgan Stanley & Co. LLC,
PNC Capital Markets LLC, Ramirez &
Co.,Inc., Raymond James & Associates,
Inc., RBC Capital Markets, Stern Brothers
& Co.

Transaction Details
Date of Purchase
11-14-2014

Purchase Price/Share
(per share / % of par)
$95.1480
(4.55)
$105.2750
(4.32)
$105.9980
(4.23)
$111.8520
(1.56)
$113.6690
(2.36)
$112.7840
(3.42)
Total Commission, Spread or Profit
0.425151

1.  Aggregate Principal Amount Purchased
(a+b)
$132,775,000

a.  US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$129,775,000

b.  Other BlackRock Clients
$3,000,000

2.  Aggregate Principal Amount of Offering
$764,055,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.1737

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[ ]  Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]
[ ]  Government Securities Offering
[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dillip Behera
Date:
11-20-2014

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
11-20-2014

Global Syndicate Team Member



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